                 THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING
              SUBMITTED PURSUANT TO RULE 901(D) OF REGULATION S-T.

As filed with the Securities and Exchange Commission on January 29, 1996

                                                        Registration No. _______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              CARTER-WALLACE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                             13-498653
  -------------------------------             ------------------
  (State or other jurisdiction of             (I.R.S. Employer
  incorporation or organization)              Identification No.)

       1345 Avenue of the Americas
          New York, New York                         10105
  -------------------------------             ------------------
        (Address of Principal                       (Zip Code)
        Executive Offices)


               Carter-Wallace, Inc. 1996 Long-Term Incentive Plan
            ---------------------------------------------------------
                            (Full title of the plan)

                            Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (302) 658-7581
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

================================================================================
                                       Proposed    Proposed      Amount
Title of                               maximum     maximum       of
securities           Amount            offering    aggregate     regis-
to be                to be             price per   offering      tration
registered           registered        share(1)    price(1)      fee
--------------------------------------------------------------------------------
Common Stock,
par value $1.00       4,500,000 shs.   $12.4375    $55,968,750   $19,299.57
per share
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, and based on the average of the high and low prices on the New York Stock Exchange on January 24, 1996.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this registration statement (the "Registration Statement") by reference:

         (a) The Annual Report of Carter-Wallace, Inc. (the "Company") on Form 10-K for the annual period ended March 31, 1995;

         (b) (i) The Quarterly Report of the Company on Form 10-Q for the quarterly period ended June 30, 1995; and

             (ii) The Quarterly Report of the Company on Form 10-Q for the quarterly period ended September 30, 1995.

         (c) The description of the Company's common stock contained in the Company's registration statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to that stock filed with the Commission, including any amendments or reports filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c) and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of the Registration Statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law generally provides that the Company is empowered to indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving, at the request of the Company, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been adjudged to be liable to the Company. The statute provides that it is not exclusive of other indemnification that may be granted by the Company's by-laws, disinterested directors' vote, stockholder vote, agreement or otherwise.

         Article SIXTH of the By-Laws of the Company provides, in pertinent part, as follows:

                   Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere (or its equivalent), shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1(a) or 6.1(b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under these Sections 6.1(a) or 6.1(b) (unless ordered by the Court), shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 6.1(a) and 6.1(b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this
         Section 6.1.

         (f) The indemnification and advancement of expenses provided by or granted pursuant to the provisions of this Section 6.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 6.2. Indemnification Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under applicable law.

                   As permitted by Sections 102 and 145 of the Delaware General Corporation Law, the Company's amended Certificate of Incorporation eliminates a director's liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law does not permit such liability to be eliminated or limited.

         The Company has insurance to indemnify its directors and officers against liabilities incurred as a result of serving in such capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

                         Exhibit
                         Number                             Exhibit
                         -------                            -------
                            4(a)                     Certificate of Incorporation,
                                                     as amended, of the Company.
                                                     Incorporated herein by
                                                     reference to Exhibit 3.1 of
                                                     the Company's Annual Report on
                                                     Form 10-K for the fiscal year
                                                     ended March 31, 1992.

                             (b)                     By-laws of the Company, as
                                                     amended. Incorporated
                                                     herein by reference to
                                                     Exhibit 3.2 of the
                                                     Company's Annual Report on
                                                     Form 10-K for the fiscal
                                                     year ended March 31, 1993.

                             (c)                     Carter-Wallace, Inc. 1996
                                                     Long-Term Incentive Plan.

                            5                        Opinion of Whitman Breed
                                                     Abbott & Morgan re: legality,
                                                     including consent of such
                                                     counsel.

                           23(a)                     Consent of KPMG Peat Marwick
                                                     LLP.

                             (b)                     The consent of Whitman
                                                     Breed Abbott & Morgan is
                                                     contained in the opinion
                                                     filed as Exhibit 5 to this
                                                     Registration Statement.

ITEM 9.  UNDERTAKINGS.

         (a) The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of January, 1996.

                                                   CARTER-WALLACE, INC.

                                                   By:/s/ Henry H. Hoyt, Jr.
                                                      ----------------------
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel J. Black, Ralph Levine and Paul A. Veteri, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on this 18th day of January, 1996.

         Name                                         Title
         ----                                         -----

/s/ Henry H. Hoyt, Jr.                          Chairman of the Board, Chief
----------------------                          Executive Officer and Director
Henry H. Hoyt, Jr.

/s/ Daniel J. Black                             Chief Operating Officer and
----------------------                          Director
Daniel J. Black

/s/ Ralph Levine                                Vice President, Secretary,
----------------------                          General Counsel and Director
Ralph Levine

/s/ Paul A. Veteri                              Vice President, Finance, Chief
----------------------                          Financial Officer and Director
Paul A. Veteri

                                  EXHIBIT INDEX

Sequentially
Exhibit
Numbered
Number                      Exhibit
------                      -------
 4(a)          Certificate of Incorporation,
               as amended, of the Company.
               Incorporated herein by
               reference to Exhibit 3.1 of
               the Company's Annual Report on
               Form 10-K for the fiscal year
               ended March 31, 1992.

  (b)          By-laws of the Company,
               as amended.  Incorporated
               herein by reference to Exhibit
               3.2 of the Company's Annual
               Report on Form 10-K for the
               fiscal year ended March 31,
               1993.

  (c)          Carter-Wallace, Inc. Long-Term
               Incentive Plan.

 5             Opinion of Whitman Breed Abbott &
               Morgan re: legality, including
               consent of such counsel.

23(a)          Consent of KPMG Peat Marwick LLP.

  (b)          The consent of Whitman Breed
               Abbott & Morgan is contained in
               the opinion filed as Exhibit 5
               to this Registration Statement.

                                       10